UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2015, Ocwen Financial Corporation (the "Company") began entering into indemnification agreements (the "Indemnification Agreements") with each of its directors and executive officers. These agreements memorialize the terms under which, as required under the Company's governing documents and consistent with common practice among public companies, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer or in connection with his or her service at the Company's request for another corporation or entity and to advance reasonable expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company also began entering into undertakings (together with the Indemnification Agreements, the "Agreements") with directors and executive officers whereby the director or executive officer agreed to repay any amounts paid, advanced or reimbursed by the Company to the extent it is ultimately determined the director or executive officer was not entitled to indemnification under applicable law or the Company's governing documents.

In addition, we may enter into these Agreements with future directors or executive officers.

This description of the Agreements is not complete and is qualified in its entirety by reference to the forms thereof, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

Exhibit 10.1	Form of Indemnification Agreement

Exhibit 10.2	Form of Undertaking to Repay Advancement of Indemnification Expenses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: March 26, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)